Exhibit 99.1

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Chief Human Resources Officer
	336-881-5630		336-889-5161

CULP ANNOUNCES RESULTS FOR FIRST QUARTER FISCAL 2023

HIGH POINT, N.C. (August 31, 2022) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today reported financial and operating results for the first quarter ended July 31, 2022.

Fiscal 2023 First Quarter Financial Summary

▪

Net sales were $62.6 million, down 24.6 percent compared to the prior-year period, with mattress fabrics sales down 31.8 percent and upholstery fabrics sales down 16.9 percent compared with the first quarter of last year.

▪

Loss from operations was $(4.7) million, as compared with income from operations of $3.3 million for the prior-year period and as compared sequentially to a loss from operations of $(5.4) million for the fourth quarter of fiscal 2022.

▪

Net loss was $(5.7) million, or $(0.47) per diluted share, compared with net income of $2.3 million, or $0.18 per diluted share, for the prior-year period. The effective tax rate for the first quarter was (18.7)% and was affected by the company’s mix of income between its U.S. and foreign jurisdictions during the period.

▪

The company’s financial position reflected total cash and investments of $18.9 million and no outstanding borrowings as of July 31, 2022.  (See summary of cash and investments table at the back of this press release.)

▪

Cash flow from operations and free cash flow were $5.3 million and $4.5 million, respectively, for the first quarter of fiscal 2023, compared with cash flow from operations and free cash flow of $1.6 million and negative $(782,000), respectively, for the first quarter of fiscal 2022.  (See reconciliation table at the back of this press release.)

Financial Outlook

▪

The company continues to navigate a convergence of headwinds, including significant inflationary pressures impacting consumer spending, high inventory levels at manufacturers and retailers, a challenging labor market, and other macroeconomic uncertainties.  Although CULP remains well-positioned over the long term with its product-driven strategy and flexible global platform, the current conditions are likely to continue pressuring results through at least the third quarter of fiscal 2023.

▪

Due to the continued volatility in the macro environment, the company is providing only limited sequential financial guidance for the second quarter of fiscal 2023.  The company’s net sales for the second quarter of fiscal 2023 are expected to be slightly down as compared to the first quarter of fiscal 2023.  The company expects a consolidated operating loss (loss from operations) for the second quarter of fiscal 2023 that is comparable to the first quarter of fiscal 2023.  The company also expects its cash position as of the end of the second quarter of fiscal 2023 to be somewhat lower than the end of the first quarter of fiscal 2023, but higher than the end of fiscal 2022.

▪

The company’s expectations are based on information available at the time of this press release and reflect certain assumptions by management regarding the company’s business and trends and the projected impact of the ongoing headwinds.

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “Our results for the first quarter reflected sequential improvement as compared to the fourth quarter of fiscal 2022.  However, as expected, sales and operating performance remained significantly pressured by slowing consumer demand in both the domestic mattress industry and the residential home furnishings industry.  The impact of this industry softness on demand for our products is exacerbated by an excess of retail and manufacturer inventory that continues to delay the timing of shipments and new product rollouts. Operating performance was also affected by continued inflationary pressures, as well as reoccurring labor challenges within our mattress fabrics business and our Read Window Products (“Read”) business that resulted in increased employee training costs and operating inefficiencies during the quarter.  We also had additional costs associated with increasing capacity at our new upholstery fabrics cut and sew facility in Haiti.

“Despite the ongoing headwinds, we maintained an unrelenting focus on working capital management, including inventory reduction, throughout the quarter.  We ended the quarter with a higher cash position than expected, with $18.9 million in cash and investments and no outstanding borrowings.  We also generated cash flow from operations of $5.3 million and free cash flow of $4.5 million.

“We continued to execute our product-driven strategy in each of our businesses, with an emphasis on design creativity and innovation.  Following the lifting of COVID-related restrictions in China, our facilities resumed operations at normalized capacity in June, and we utilized our global manufacturing and sourcing platform throughout the quarter to meet the evolving needs of our customers.  We also continued to build capacity at our new upholstery fabrics cut and sew facility in Haiti during the quarter.  This facility is now fully staffed, with its weekly production output increasing as its employees gain more training and experience.  As a company, we are enthusiastic about growing our near shore capacity in Haiti, with two facilities for cut and sewn mattress covers and one facility for cut and sewn upholstery kits. We believe this platform provides our customers with the agility and value they need for their business.

“We also announced today that Tommy Bruno will join the mattress fabrics leadership team as Executive Vice President on September 6, 2022, and he is expected to assume the role of division president after Sandy Brown retires on December 31, 2022.  Tommy joins us from Tempur + Sealy International, bringing extensive knowledge of the bedding industry from his work in a variety of roles with Tempur + Sealy and Comfort Revolution, as well as a wealth of experience across several disciplines, including financial, operations, strategy, and management.  We are especially pleased that Tommy will have the opportunity to work with Sandy during a transition period through the end of the 2022 calendar year.  He will also continue to benefit from her experience and deep company knowledge following the planned transition, as Sandy will continue to support the mattress fabrics division as a strategic advisor.  We are extremely grateful for Sandy’s many years of leadership and dedicated service to CULP, and thankful for the ongoing role she will play in this business.

“Looking ahead, we expect the current economic environment will continue to affect consumer spending trends, resulting in ongoing industry softness that will affect our business through at least the third quarter of fiscal 2023.  We are working diligently to generate cash, reduce costs, improve efficiencies, and retain talent in the face of these significant challenges, while also ensuring we can maintain our competitive advantages and meet the needs of our customers when conditions normalize.  Importantly, we believe our market position remains solid with expected new placements and product development opportunities, and we remain optimistic about CULP’s future as the macro environment improves,” added Culp.

Segment Update

Mattress Fabrics Segment (“CHF”) Summary

▪

Sales for this segment were $29.4 million for the first quarter, down 31.8 percent compared with sales of $43.1 million in the first quarter of fiscal 2022.  Sequentially, sales were down 1.4 percent compared with sales of $29.8 million for the fourth quarter of fiscal 2022.

▪

Operating performance for the first quarter was significantly pressured by operating inefficiencies due to lower sales volume; ongoing labor challenges, including inefficiencies due to hiring and training new employees; and higher raw material costs, among other factors.

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

These pressures were offset slightly by lower SG&A for the quarter, due primarily to lower incentive compensation expense.

▪

CHF remained focused on working capital management and cash generation throughout the quarter, reducing its inventory by $2.5 million (primarily through reductions in finished goods inventory), balancing its raw materials with production needs, and generating cash despite an operating loss for the quarter.

▪

The CHF team executed its product-driven strategy, with an emphasis on innovation, design creativity, and personalized customer service.  The business began to see the rollout of a few new product launches during the first quarter, and expects additional rollouts beginning at the start of the 2023 calendar year as our customers work through their existing inventories.  However, the gains from these new product launches are currently being offset by industry weakness affecting demand for this segment’s traditional business.

▪

Management is continuing its diligent focus on controlling costs, and, as previously announced, is implementing an additional targeted price increase on certain product lines during the second quarter to help offset the continued rise in raw material costs.  The division is also moving and consolidating its domestic mattress cover cut and sew operation during the second quarter from its current location in High Point, North Carolina, to the CHF facility in Stokesdale, North Carolina, and is continuing to make workforce adjustments to align with demand conditions.

Upholstery Fabrics Segment (“CUF”) Summary

▪

Sales for this segment were $33.2 million for the first quarter, down 16.9 percent compared with sales of $40.0 million in the first quarter of fiscal 2022, which was an exceptionally strong quarter for CUF.  Sequentially, sales were up 22.4 percent compared with sales of $27.2 million for the fourth quarter of fiscal 2022, which was adversely affected by COVID-related shutdowns in China during the last month of the quarter.

▪	Sales for CUF’s residential fabric business were pressured during the quarter by reduced demand, driven by a slowdown in new retail business for the residential home furnishings industry.

▪

Top-line recovery continued in CUF’s hospitality business for the first quarter, with higher sales in the hospitality/contract fabric business compared to the prior-year period, although sales for Read were flat year-over-year primarily due to labor challenges affecting production output.

▪

Operating performance for the first quarter, as compared to the prior-year period, was pressured by lower sales; labor challenges and inflationary pressures affecting the Read business; and additional employee training costs and operating inefficiencies in CUF’s new Haiti cut and sew facility as it continued to scale capacity to its full planned output level.  Operating performance for the period was positively affected by a favorable foreign exchange rate associated with our operations in China. Notably, operating performance meaningfully improved as compared sequentially to the fourth quarter of fiscal 2022.

▪

CUF continued to ramp up production at its new Haiti cut and sew facility during the quarter.  This facility is now fully staffed, and its output per week continues to rise as employees gain more experience through extensive training that takes place over several months.

▪

Despite changing consumer spending trends affecting the residential home furnishings industry, the CUF business remains well-positioned for the long term with its scalable global platform and innovative product offerings, including its popular portfolio of LiveSmart® performance products.

Balance Sheet

▪

As of July 31, 2022, the company reported $18.9 million in total cash and investments and no outstanding debt.  This compares with $14.6 million in total cash and investments and no outstanding debt as of the end of fiscal 2022.

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

▪

Cash flow from operations and free cash flow were $5.3 million and $4.5 million, respectively, for the first three months of fiscal 2023, compared with cash flow from operations and free cash flow of $1.6 million and negative $(782,000), respectively, for the first three months of fiscal 2022.  (See reconciliation table at the back of this press release.)

▪

The company’s cash flow from operations and free cash flow during the first quarter of fiscal 2023 were favorably affected by working capital management, including an increase in accounts payable primarily associated with the company’s operations in China as COVID-related restrictions were lifted during the quarter; reductions in inventory; and lower capital expenditures.

Dividends and Share Repurchases

To preserve liquidity and support future growth opportunities, the company’s Board of Directors suspended the company’s quarterly cash dividend on its common stock in June of 2022.

The company did not repurchase any shares during the first quarter of fiscal 2023, leaving approximately $3.2 million available under the current share repurchase program as of July 31, 2022.  Despite the current share repurchase authorization, the company does not expect to repurchase any shares during the second quarter of fiscal 2023.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the first quarter of fiscal 2023 on September 1, 2022, at 11:00 a.m. Eastern Time.   A live webcast of this call can be accessed on the “Upcoming Events” section on the investor relations page of the company’s website, www.culp.com.  A replay of the webcast will be available for 30 days under the “Past Events” section on the investor relations page of the company’s website, beginning at 2:00 p.m. Eastern Time on September 1, 2022.

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, disruption in our customers’ supply chains for non-fabric components may cause declines in new orders and/or delayed shipping of existing orders while our customers wait for other components, which could adversely affect our financial results.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP, INC.

CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME

FOR THREE MONTHS ENDED JULY 31, 2022, AND AUGUST 1, 2021

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales

	July 31,	August 1,	% Over	July 31,	August 1,
	2022	2021	(Under)	2022	2021
Net sales	$62,604	83,047	(24.6)%	100.0%	100.0%
Cost of sales	(58,476)	(70,548)	(17.1)%	93.4%	84.9%
Gross profit	4,128	12,499	(67.0)%	6.6%	15.1%
Selling, general and administrative expenses	(8,866)	(9,181)	(3.4)%	14.2%	11.1%
(Loss) income from operations	(4,738)	3,318	(242.8)%	(7.6)%	4.0%
Interest income	17	74	(77.0)%	0.0%	0.1%
Other expense	(82)	(237)	(65.4)%	0.1%	0.3%
(Loss) income before income taxes	(4,803)	3,155	(252.2)%	(7.7)%	3.8%
Income tax expense (1)	(896)	(905)	(1.0)%	(18.7)%	28.7%
Net (loss) income	(5,699)	2,250	(353.3)%	(9.1)%	2.7%

Net (loss) income per share - basic	$(0.47)	$0.18	N.M.
Net (loss) income per share - diluted	$(0.47)	$0.18	N.M.
Average shares outstanding-basic	12,238	12,313	(0.6)%
Average shares outstanding-diluted	12,238	12,415	(1.4)%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of (loss) income before income taxes.

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP, INC.

CONSOLIDATED BALANCE SHEETS

JULY 31, 2022, AUGUST 1, 2021, AND MAY 1, 2022

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)			(Condensed)
	July 31,	August 1,	Increase (Decrease)		* May 1,
	2022	2021	Dollars	Percent	2022
Current assets
Cash and cash equivalents	$18,874	26,061	(7,187)	(27.6)%	14,550
Short-term investments - Held-To-Maturity	—	1,661	(1,661)	(100.0)%	—
Short-term investments - Available for Sale	—	9,698	(9,698)	(100.0)%	—
Accounts receivable	24,812	35,008	(10,196)	(29.1)%	22,226
Inventories	63,749	58,613	5,136	8.8%	66,557
Current income taxes receivable	798	524	274	52.3%	857
Other current assets	3,840	3,889	(49)	(1.3)%	2,986
Total current assets	112,073	135,454	(23,381)	(17.3)%	107,176
Property, plant & equipment, net	40,490	43,930	(3,440)	(7.8)%	41,702
Right of use assets	14,556	11,447	3,109	27.2%	15,577
Long-term investments - Rabbi Trust	9,567	8,841	726	8.2%	9,357
Intangible assets	2,534	2,910	(376)	(12.9)%	2,628
Long-term investments - Held-To-Maturity	—	6,629	(6,629)	(100.0)%	—
Deferred income taxes	546	455	91	20.0%	528
Other assets	724	2,582	(1,858)	(72.0)%	595
Total assets	$180,490	212,248	(31,758)	(15.0)%	177,563
Current liabilities
Accounts payable - trade	29,097	45,285	(16,188)	(35.7)%	20,099
Accounts payable - capital expenditures	346	48	298	620.8%	473
Operating lease liability - current	3,126	2,727	399	14.6%	3,219
Deferred revenue	1,368	694	674	97.1%	520
Accrued expenses	7,158	9,950	(2,792)	(28.1)%	7,832
Income taxes payable - current	587	253	334	132.0%	413
Total current liabilities	41,682	58,957	(17,275)	(29.3)%	32,556
Operating lease liability - long-term	6,160	6,665	(505)	(7.6)%	7,062
Income taxes payable - long-term	3,118	3,365	(247)	(7.3)%	3,097
Deferred income taxes	6,007	4,917	1,090	22.2%	6,004
Deferred compensation	9,528	8,795	733	8.3%	9,343
Total liabilities	66,495	82,699	(16,204)	(19.6)%	58,062
Shareholders' equity	113,995	129,549	(15,554)	(12.0)%	119,501
Total liabilities and shareholders' equity	$180,490	212,248	(31,758)	(15.0)%	177,563
Shares outstanding	12,275	12,276	(1)	(0.0)%	12,229

* Derived from audited financial statements.

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP, INC.

SUMMARY OF CASH AND INVESTMENTS

JULY 31, 2022, AUGUST 1, 2021, AND MAY 1, 2022

Unaudited

(Amounts in Thousands)

	Amounts

	July 31,	August 1,	May 1,
	2022	2021	2022*
Cash and Investments
Cash and cash equivalents	$18,874	$26,061	$14,550
Short-term investments - Available for Sale	—	9,698	—
Short-term investments - Held-To-Maturity	—	1,661	—
Long-term investments - Held-To-Maturity	—	6,629	—
Total Cash and Investments	$18,874	$44,049	$14,550

* Derived from audited financial statements.

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JULY 31, 2022, AND AUGUST 1, 2021

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts
	July 31,	August 1,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(5,699)	$2,250
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	1,770	1,726
Amortization	105	121
Stock-based compensation	252	274
Deferred income taxes	(15)	(323)
Gain on sale of equipment	(64)	—
Foreign currency exchange (gain) loss	(161)	3
Changes in assets and liabilities:
Accounts receivable	(2,643)	2,715
Inventories	2,644	(2,676)
Other current assets	(955)	(39)
Other assets	21	(556)
Accounts payable	9,338	2,723
Deferred revenue	848	154
Accrued expenses and deferred compensation	(413)	(4,336)
Income taxes	281	(465)
Net cash provided by operating activities	5,309	1,571
Cash flows from investing activities:
Capital expenditures	(711)	(1,953)
Proceeds from the sale of equipment	166	—
Proceeds from the sale of short-term investments (Held to Maturity)	—	1,967
Purchase of short-term and long-term investments (Held to Maturity)	—	(5,973)
Purchase of short-term investments (Available for Sale)	—	(4,031)
Proceeds from the sale of long-term investments (rabbi trust)	23	—
Purchase of long-term investments (rabbi trust)	(236)	(403)
Net cash used in investing activities	(758)	(10,393)
Cash flows from financing activities:
Dividends paid	—	(1,356)
Common stock repurchased	—	(723)
Common stock surrendered for withholding taxes payable	—	(50)
Payments of debt issuance costs	(161)	—
Net cash used in financing activities	(161)	(2,129)
Effect of exchange rate changes on cash and cash equivalents	(66)	3
Increase (decrease) in cash and cash equivalents	4,324	(10,948)
Cash and cash equivalents at beginning of year	14,550	37,009
Cash and cash equivalents at end of period	$18,874	$26,061
Free Cash Flow (1)	$4,485	$(782)

Reconciliation of Free Cash Flow (1):

	FY 2023	FY 2022
A) Net cash provided by operating activities	$5,309	1,571
B) Minus: Capital Expenditures	(711)	(1,953)
C) Plus: Proceeds from the sale of equipment	166	—
D) Plus: Proceeds from the sale of long-term investments (rabbi trust)	23	—
E) Minus: Purchase of long-term investments (rabbi trust)	(236)	(403)
F) Effects of exchange rate changes on cash and cash equivalents	(66)	3
Free Cash Flow	$4,485	(782)

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED JULY 31, 2022, AND AUGUST 1, 2021

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	July 31,	August 1,	% Over	July 31,	August 1,
Net Sales by Segment	2022	2021	(Under)	2022	2021
Mattress Fabrics	$29,371	43,058	(31.8)%	46.9%	51.8%
Upholstery Fabrics	33,233	39,989	(16.9)%	53.1%	48.2%
Net Sales	$62,604	83,047	(24.6)%	100.0%	100.0%

Gross Profit				Gross Profit Margin
Mattress Fabrics	$(37)	6,795	(100.5)%	(0.1)%	15.8%
Upholstery Fabrics	4,165	5,704	(27.0)%	12.5%	14.3%
Gross Profit	$4,128	12,499	(67.0)%	6.6%	15.1%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$2,885	3,184	(9.4)%	9.8%	7.4%
Upholstery Fabrics	3,622	3,437	5.4%	10.9%	8.6%
Unallocated Corporate expenses	2,359	2,560	(7.9)%	3.8%	3.1%
Selling, General and Administrative Expenses	$8,866	9,181	(3.4)%	14.2%	11.1%

(Loss) income from operations by Segment				Operating Income Margin
Mattress Fabrics	$(2,921)	3,611	(180.9)%	(9.9)%	8.4%
Upholstery Fabrics	542	2,267	(76.1)%	1.6%	5.7%
Unallocated corporate expenses	(2,359)	(2,560)	(7.9)%	(3.8)%	(3.1)%
(Loss) income from Operations	$(4,738)	3,318	(242.8)%	(7.6)%	4.0%

Return on Capital (1)
Mattress Fabrics	(2.9)%	19.5%	(114.9)%
Upholstery Fabrics	19.6%	75.9%	(74.2)%
Unallocated Corporate	N.M.	N.M.	N.M.
Consolidated	(7.1)%	15.5%	(145.8)%

Capital Employed (1) (2)
Mattress Fabrics	$78,908	75,548	4.4%
Upholstery Fabrics	20,291	15,204	33.5%
Unallocated Corporate	4,251	2,258	88.3%
Consolidated	$103,450	93,010	11.2%

Depreciation Expense by Segment
Mattress Fabrics	$1,568	1,521	3.1%
Upholstery Fabrics	202	205	(1.5)%
Depreciation Expense	$1,770	1,726	2.5%

Notes

(1)	See return on capital pages at the back of this presentation for calculations.

(2)	The capital employed balances are as of July 31, 2022, and August 1, 2021.

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP, INC.

CONSOLIDATED STATEMENTS OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED JULY 31, 2022, AND AUGUST 1, 2021

Unaudited

(Amounts in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	October 31,	January 30,	May 1,	July 31,	July 31,
	2021	2022	2022	2022	2022
Net income (loss)	$851	$(289)	$(6,023)	$(5,699)	$(11,160)
Income tax expense	444	1,284	253	896	2,877
Interest income, net	(59)	(214)	(26)	(17)	(316)
Depreciation expense	1,745	1,732	1,791	1,770	7,038
Amortization expense	146	150	142	105	543
Stock based compensation	435	171	253	252	1,111
Adjusted EBITDA	$3,562	$2,834	$(3,610)	$(2,693)	$93
% Net Sales	4.8%	3.5%	(6.3)%	(4.3)%	0.0%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	November 1,	January 31,	May 2,	August 1,	August 1,
	2020	2021	2021	2021	2021
Net income	$2,384	$2,082	$1,485	$2,250	$8,201
Income tax expense	1,613	899	857	905	4,274
Interest income, net	(59)	(90)	(36)	(74)	(259)
Gain on bargain purchase	—	—	(819)	—	(819)
Depreciation expense	1,716	1,665	1,643	1,726	6,750
Amortization expense	117	115	116	121	469
Stock based compensation	348	292	485	274	1,399
Adjusted EBITDA	$6,119	$4,963	$3,731	$5,202	$20,015

% Net Sales	8.0%	6.3%	4.7%	6.3%	6.3%

% Over (Under)	(41.8)%	(42.9)%	(196.8)%	(151.8)%	(99.5)%

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS END JULY 31, 2022

Unaudited

(Amounts in Thousands)

	Adjusted
	Operating (Loss) Income
	Twelve Months	Average	Return on
	Ended	Capital	Avg. Capital
	July 31, 2022 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$(2,319)	$80,780	(2.9)%
Upholstery Fabrics	3,900	19,936	19.6%
Unallocated Corporate	(8,959)	3,567	N.M.
Total	$(7,378)	$104,283	(7.1)%

Average Capital Employed	As of the three Months Ended July 31, 2022				As of the three Months Ended May 1, 2022				As of the three Months Ended January 30, 2022
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$90,842	51,053	38,595	180,490	$92,609	51,124	33,830	177,563	$103,370	67,272	40,925	211,567
Total liabilities	(11,934)	(30,762)	(23,799)	(66,495)	(8,569)	(25,915)	(23,578)	(58,062)	(16,540)	(45,596)	(22,697)	(84,833)
Subtotal	$78,908	$20,291	$14,796	$113,995	$84,040	$25,209	$10,252	$119,501	$86,830	$21,676	$18,228	$126,734
Cash and cash equivalents	—	—	(18,874)	(18,874)	—	—	(14,550)	(14,550)	—	—	(11,780)	(11,780)
Short-term investments - Available-For- Sale	—	—	—	—	—	—	—	—	—	—	(438)	(438)
Short-term investments - Held-To- Maturity	—	—	—	—	—	—	—	—	—	—	(1,315)	(1,315)
Current income taxes receivable	—	—	(798)	(798)	—	—	(857)	(857)	—	—	(367)	(367)
Long-term investments - Held-To-Maturity	—	—	—	—	—	—	—	—	—	—	(8,677)	(8,677)
Long-term investments - Rabbi Trust	—	—	(9,567)	(9,567)	—	—	(9,357)	(9,357)	—	—	(9,223)	(9,223)
Deferred income taxes - non-current	—	—	(546)	(546)	—	—	(528)	(528)	—	—	(500)	(500)
Income taxes payable - current	—	—	587	587	—	—	413	413	—	—	240	240
Income taxes payable - long-term	—	—	3,118	3,118	—	—	3,097	3,097	—	—	3,099	3,099
Deferred income taxes - non-current	—	—	6,007	6,007	—	—	6,004	6,004	—	—	5,484	5,484
Deferred compensation	—	—	9,528	9,528	—	—	9,343	9,343	—	—	9,180	9,180
Total Capital Employed	$78,908	$20,291	$4,251	$103,450	$84,040	$25,209	$3,817	$113,066	$86,830	$21,676	$3,931	$112,437

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED JULY 31, 2022

Unaudited

(Amounts in Thousands)

	As of the three Months Ended October 31, 2021				As of the three Months Ended August 1, 2021
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$97,390	55,862	56,073	209,325	$96,846	55,187	60,215	212,248
Total liabilities	(18,818)	(38,560)	(23,493)	(80,871)	(21,298)	(39,983)	(21,418)	(82,699)
Subtotal	$78,572	$17,302	$32,580	$128,454	$75,548	$15,204	$38,797	$129,549
Cash and cash equivalents	—	—	(16,956)	(16,956)	—	—	(26,061)	(26,061)
Short-term investments - Available- For -Sale	—	—	(9,709)	(9,709)	—	—	(9,698)	(9,698)
Short-term investments - Held- To-Maturity	—	—	(1,564)	(1,564)	—	—	(1,661)	(1,661)
Current income taxes receivable	—	—	(613)	(613)	—	—	(524)	(524)
Long-term investments - Held-To-Maturity	—	—	(8,353)	(8,353)	—	—	(6,629)	(6,629)
Long-term investments - Rabbi Trust	—	—	(9,036)	(9,036)	—	—	(8,841)	(8,841)
Deferred income taxes - non-current	—	—	(452)	(452)	—	—	(455)	(455)
Income taxes payable - current	—	—	646	646	—	—	253	253
Income taxes payable - long-term	—	—	3,099	3,099	—	—	3,365	3,365
Deferred income taxes - non-current	—	—	4,918	4,918	—	—	4,917	4,917
Deferred compensation	—	—	9,017	9,017	—	—	8,795	8,795
Total Capital Employed	$78,572	$17,302	$3,577	$99,451	$75,548	$15,204	$2,258	$93,010

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$80,780	$19,936	$3,567	$104,283

Notes

(1)	See last page of this presentation for calculation.

(2)

Return on average capital employed represents the last twelve months operating income as of July 31, 2022, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, short-term and long-term investments Held-To-Maturity, long-term investments – Rabbi Trust, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, and deferred compensation.

(3)	Average capital employed was computed using the five quarterly periods ending July 31, 2022, May 1, 2022, January 30, 2022, October 31, 2021, and August 1, 2021.

(4)

Intangible assets are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED AUGUST 1, 2021

Unaudited

(Amounts in Thousands)

	Adjusted
	Operating Income (Loss)
	Twelve Months	Average	Return on
	Ended	Capital	Avg. Capital
	August 1, 2021 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$13,564	$69,590	19.5%
Upholstery Fabrics	12,030	15,851	75.9%
Unallocated Corporate	(12,082)	1,905	N.M.
Total	$13,512	$87,347	15.5%

Average Capital Employed	As of the three Months Ended August 1, 2021				As of the three Months Ended May 2, 2021				As of the three Months Ended January 31, 2021
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$96,846	55,187	60,215	212,248	$97,861	53,875	62,344	214,080	$91,842	52,803	67,333	211,978
Total liabilities	(21,298)	(39,983)	(21,418)	(82,699)	(22,410)	(38,709)	(23,955)	(85,074)	(21,503)	(38,061)	(24,052)	(83,616)
Subtotal	$75,548	$15,204	$38,797	$129,549	$75,451	$15,166	$38,389	$129,006	$70,339	$14,742	$43,281	$128,362
Cash and cash equivalents	—	—	(26,061)	(26,061)	—	—	(37,009)	(37,009)	—	—	(35,987)	(35,987)
Short-term investments - Available-For-Sale	—	—	(9,698)	(9,698)	—	—	(5,542)	(5,542)	—	—	(5,548)	(5,548)
Short-term investments - Held-To-Maturity	—	—	(1,661)	(1,661)	—	—	(3,161)	(3,161)	—	—	(9,785)	(9,785)
Current income taxes receivable	—	—	(524)	(524)	—	—	—	—	—	—	—	—
Long-term investments - Held-To-Maturity	—	—	(6,629)	(6,629)	—	—	(1,141)	(1,141)	—	—	(512)	(512)
Long-term investments - Rabbi Trust	—	—	(8,841)	(8,841)	—	—	(8,415)	(8,415)	—	—	(8,232)	(8,232)
Deferred income taxes - non-current	—	—	(455)	(455)	—	—	(545)	(545)	—	—	(640)	(640)
Income taxes payable - current	—	—	253	253	—	—	229	229	—	—	1,129	1,129
Income taxes payable - long-term	—	—	3,365	3,365	—	—	3,326	3,326	—	—	3,325	3,325
Deferred income taxes - non-current	—	—	4,917	4,917	—	—	5,330	5,330	—	—	5,543	5,543
Deferred compensation	—	—	8,795	8,795	—	—	8,365	8,365	—	—	8,179	8,179
Total Capital Employed	$75,548	$15,204	$2,258	$93,010	$75,451	$15,166	$(174)	$90,443	$70,339	$14,742	$753	$85,834

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED AUGUST 1, 2021

Unaudited

(Amounts in Thousands)

	As of the three Months Ended November 1, 2020				As of the three Months Ended August 2, 2020
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$83,667	46,837	72,272	202,776	$79,016	41,239	64,332	184,587
Total liabilities	(21,628)	(30,287)	(23,610)	(75,525)	(14,444)	(23,644)	(20,630)	(58,718)
Subtotal	$62,039	$16,550	$48,662	$127,251	$64,572	$17,595	$43,702	$125,869
Cash and cash equivalents	—	—	(45,288)	(45,288)	—	—	(39,986)	(39,986)
Short-term investments - Available-For-Sale	—	—	(5,462)	(5,462)	—	—	(983)	(983)
Short-term investments - Held-To-Maturity	—	—	(5,005)	(5,005)	—	—	(5,092)	(5,092)
Current income taxes receivable	—	—	—	—	—	—	(782)	(782)
Long-term investments - Held-To-Maturity	—	—	(759)	(759)	—	—	(1,314)	(1,314)
Long-term investments - Rabbi Trust	—	—	(8,060)	(8,060)	—	—	(7,916)	(7,916)
Deferred income taxes - non-current	—	—	(645)	(645)	—	—	(593)	(593)
Income taxes payable - current	—	—	1,413	1,413	—	—	613	613
Income taxes payable - long-term	—	—	3,325	3,325	—	—	3,591	3,591
Deferred income taxes - non-current	—	—	6,089	6,089	—	—	5,311	5,311
Deferred compensation	—	—	8,000	8,000	—	—	7,869	7,869
Total Capital Employed	$62,039	$16,550	$2,270	$80,859	$64,572	$17,595	$4,420	$86,587

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$69,590	$15,851	$1,905	$87,347

Notes

(1)	See last page of this presentation for calculation.
(2)

Return on average capital employed represents the last twelve months operating income as of August 1, 2021, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, short-term and long-term investments Held-To-Maturity, long-term investments – Rabbi Trust, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, and deferred compensation.

(3)	Average capital employed was computed using the five quarterly periods ending August 1, 2021, May 2 2021, January 31, 2021, November 1, 2020, and August 2, 2020.
(4)

Intangible assets and goodwill are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

-MORE-

CULP Announces Results for First Quarter Fiscal 2023

August 31, 2022

CULP INC.

CONSOLIDATED STATEMENTS OF ADJUSTED OPERATING INCOME (LOSS)

FOR THE TWELVE MONTHS ENDED JULY 31, 2022, AND AUGUST 1, 2021

Unaudited

(Amounts in Thousands)

	Quarter Ended
					Trailing 12
					Months
	10/31/2021	1/30/2022	5/1/2022	7/31/2022	7/31/2022
Mattress Fabrics	$3,139	$364	$(2,901)	$(2,921)	$(2,319)
Upholstery Fabrics	1,028	2,446	(116)	542	3,900
Unallocated Corporate	(2,527)	(1,707)	(2,366)	(2,359)	(8,959)
Operating income (loss)	$1,640	$1,103	$(5,383)	$(4,738)	$(7,378)

	Quarter Ended
					Trailing 12
					Months
	11/1/2020	1/31/2021	5/2/2021	8/1/2021	8/1/2021
Mattress Fabrics	$4,382	$3,297	$2,274	$3,611	$13,564
Upholstery Fabrics	3,287	3,863	2,613	2,267	12,030
Unallocated Corporate	(3,151)	(3,123)	(3,248)	(2,560)	(12,082)
Operating income	$4,518	$4,037	$1,639	$3,318	$13,512
% Over (Under)	(63.7)%	(72.7)%	(428.4)%	(242.8)%	(154.6)%

-END-